Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Consolidated Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus, “Ernst & Young, LLP” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated November 29, 2012, on the consolidated financial statements and financial highlights of Altegris Futures Evolution Strategy Fund in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 453 to File No. 333-122917; Amendment No. 455 to File No. 811-21720)

/s/ Ernst & Young LLP

Philadelphia, PA

January 28, 2013

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement (No. 333-122917) on Form N-1A of MutualHedge Frontier Legends Fund, a series of the Northern Lights Fund Trust, of our report dated November 29, 2012, relating to our audits of the consolidated financial statements and consolidated financial highlights which appear in the Annual Report on Form N-CSR of MutualHedge Frontier Legends Fund, a series of the Northern Lights Fund Trust, for the years ended September 30, 2012.

We also consent to the references to our firm under the captions "Independent Registered Public Accounting Firm" appearing in the Statement of Additional Information and "Consolidated Financial Highlights" appearing in the Prospectus, which are part of the Registration Statement.

/s/ McGladrey LLP

Denver, Colorado

January 25, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Northern Lights Fund Trust and to the use of our report dated November 29, 2012 on the financial statements and financial highlights of Sierra Core Retirement Fund and Sierra Strategic Income Fund, each a series of shares of beneficial interest of Northern Lights Fund Trust.  Such financial statements and financial highlights appear in the 2012 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

January 28, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Northern Lights Fund Trust and to the use of our reports dated November 29, 2012 on the financial statements and financial highlights of SouthernSun Small Cap Fund and SouthernSun U.S. Equity Fund, each a series of Northern Lights Fund Trust.  Such financial statements and financial highlights appear in the 2012 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

January 28, 2013